RESIGNATION

BIO-CARBON SOLUTIONS INTERNATIONAL INC

(F/K/A ELEMENTAL PROTECTIVE COATINGS INC)

To: The Shareholders of Bio-carbon Solutions International Inc

I, John S. Wilkes, hereby resign from the Board of Directors of BIO-CARBON SOLUTIONS INTERNATIONAL INC effective immediately.

DATED the 23RD day of October, 2011

/s/ John Wilkes

John S Wilkes